SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 9, 1999


                              SoftNet Systems, Inc.
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               (Exact name of registrant as specified in charter)




         New York                    1-5270                  11-1817252
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(State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             File Number)           Identification No.)



             650 Townsend Street, Suite 225, San Francisco, CA 94103
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               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code (415) 365-2500




                                       None
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         (Former name or former address, if changed since last report.)


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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

         (a) On February 9, 1999, SoftNet Systems, Inc., a New York corporation ("SoftNet"), through its wholly-owned subsidiary, SoftNet Acquisitions, Inc., a Delaware corporation ("Acquisition Sub"), acquired Intelligent Communications, Inc., a Delaware corporation ("Intellicom") (the "Merger") pursuant to an Agreement and Plan of Reorganization, filed as Exhibit 2.1 to this report, by and among SoftNet, Acquisition Sub and Intellicom dated as of November 22, 1998, as amended by the First Amendment and Waiver of Agreement and Plan of Reorganization, filed as Exhibit 2.2 to this report, by and among SoftNet, Acquisition Sub and Intellicom and Bruce Meachim and Christine Raines, each an individual and, collectively, the principal stockholders of Intellicom (the "Principal Stockholders") dated as of December 23, 1998 and the Second Amendment and Waiver of Agreement and Plan of Reorganization, filed as Exhibit 2.3 to this report, by and among SoftNet, Acquisition Sub, Intellicom and the Principal Stockholders dated as of February 5, 1999 (as amended, the "Acquisition Agreement").

                  SoftNet acquired all of the issued and outstanding capital stock of Intellicom in the Merger and all options and warrants of Intellicom which had not been exercised as of the effective time of the Merger (the "Effective Time") were terminated pursuant to the terms of the Acquisition
Agreement. The assets of Intellicom acquired in the Merger include all of the assets (both tangible and intangible) necessary and desirable for the continuation of the business of Intellicom (except the FCC Licenses, as defined below), including, without limitation, all of the contract rights of Intellicom (including those granted under existing service and distribution agreements, dealer agreements and purchase orders), all ownership and leasehold interests in real property and all buildings, facilities, and other improvements located thereon, all leasehold interests in any equipment used in the business of Intellicom, all right, title and interest to intellectual property, all accounts and notes receivable and prepaid expenses of Intellicom, all original books or duplicates thereof of account, general ledgers, sales invoices, purchase orders, accounts payable and payroll records, tax returns and supporting schedules, drawings, files, papers, and all other records, all rights under express or implied warranties from suppliers of Intellicom, all of Intellicom's causes of action, judgments, and claims or demands of whatever kind or description, goodwill, insurance policies and all issued and outstanding capital stock of Intellicom ISP, Inc., a Delaware corporation and wholly-owned subsidiary of Intellicom based in Wisconsin. Intellicom's principal executive offices were located in Fremont, California and its tangible assets were primarily located in Fremont and Hayward, California and Chippewa Falls, Wisconsin.

                  Certain Federal Communication Commission ("FCC") licenses relating to Intellicom's satellite communications services (the "FCC Licenses") that are necessary to the operation of the Intellicom business have not been transferred to the surviving corporation to the Merger (the "Surviving Corporation"), pending FCC consent. As a result, pursuant to the Acquisition Agreement, the Principal Stockholders agreed to (i) permit the Surviving Corporation to use the FCC Licenses until such time as the FCC grants consent to the transfer to the Surviving Corporation pursuant to a Management Agreement and a Service and Use Agreement, filed as Exhibits 2.5 and 2.6 to this report and
(ii) transfer such licenses to the Surviving Corporation promptly after the granting of such consent by the FCC pursuant to an Asset Purchase Agreement filed as Exhibit 2.4 to this report.

                  Pursuant to the Acquisition Agreement, each share of Intellicom Common Stock outstanding immediately prior to the Effective Time (other than dissenting shares or fractional shares) was converted into the right to receive a proportional share of a mixture of consideration consisting of (i) $500,000 cash to be paid on the closing date less certain offsets, (ii) 500,000 shares of SoftNet Common Stock to be paid on the closing date (the "Closing Shares"), (iii) up to 150,000 shares of SoftNet Common Stock to be paid on the first anniversary of the closing date to bring the combined value of such shares and the Closing Shares as of the first anniversary of the closing date as close as possible to $5,000,000, (iv) that number of shares of SoftNet Common Stock valued in aggregate at $3,500,000 to be paid in part on each of the first, second and third anniversaries of the closing date, (v) a $1,000,000 secured promissory note bearing an interest rate of 7.5% per annum payable in any combination of cash or whole shares of SoftNet Common Stock (substantially at the option of the Shareholder's Agent as defined in the Acquistion Agreement) payable on the first anniversary of the closing date (or earlier if SoftNet meets certain financing criteria), (vi) a $2,000,000 secured promissory note bearing an interest rate of 8.5% per annum payable in any combination of cash or whole shares of SoftNet Common Stock (at the option of SoftNet) payable on the second anniversary of the closing date and (vii) a $1,000,000 demonstration bonus payable on the first anniversary of the closing date in any combination of cash or whole shares of SoftNet Common Stock upon the successful demonstration (on or prior to the one year anniversary of the closing date) of certain cable internet access technology. All shares of SoftNet Common Stock (other than the Closing Shares) will be valued at the average closing price for the 15 days immediately preceding the date on which the payment of such shares is due.

                  Each holder of a single share of Intellicom Common Stock as of the Effective Time has the right to receive an aggregate number of shares of SoftNet Common Stock or cash payable on any date equal to the aggregate amount of cash or number of shares of SoftNet Common Stock payable to all holders of Intellicom Common Stock at the Effective Time multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of shares of Intellicom Common Stock issued and outstanding immediately prior to the Effective Time (on an as-converted-to-common-stock basis) less any dissenting shares and treasury shares, rounded down to four decimal places, less any offsets of such dollar amount or number of shares made pursuant to the indemnification provisions of the Acquisition Agreement and payment of cash in lieu of fractional shares. Notwithstanding the foregoing, however, pursuant to the Second Amendment and Waiver of Agreement and Plan of Reorganization, certain holders of Intellicom Common Stock who exercised non-statutory stock options in December 1998 will have a portion of the consideration payable to them set aside and applied toward the payment of withholding taxes due on such exercise which were not paid at the time of such exercise.

                  There was no material relationship between SoftNet or Acquisition Sub or any of their respective affiliates, directors or officers or, to the knowledge of SoftNet, any associate of any director or officer of SoftNet, on the one hand, and Intellicom, on the other hand, prior to the Merger. The source of the funds used to pay the cash portion of the Merger consideration due at closing was the working capital of SoftNet.

                  The description of the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the provisions of the Acquisition Agreement, filed as Exhibits 2.1, 2.2 and 2.3 of this report and incorporated herein by reference.

         (b) Prior to the Merger, Intellicom operated a nationwide two-way satellite-based Internet access network focused on rural markets, educational institutions and small businesses and also provided Web server hosting, integration services, client Internet-based software development and maintenance, training and consulting services. SoftNet intends to continue this operation to enhance its ability to deliver cable modem services via satellite.


Item 7. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) The following financial statements are currently being prepared and will be filed as an amendment to this Form 8-K as soon as possible: (i) the audited consolidated balance sheets of Intellicom as of December 31, 1997 and 1996 and the unaudited cosolidaed balance sheet for Intellicom as of December 31, 1995, the related audited consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flow for the for each of the two years ended December 31, 1997 and the unaudited consolidated statement of income and comprehensive income, changes in stockholders' equity and cash flow for the year ended December 31, 1995; and (ii) the audited consolidated balance sheet for the Intellicom as of September 30, 1998 and the unaudited consolidated balance sheet for Intellicom as of December 31, 1998, the related audited consolidated statement of operations, shareholders' deficit and cash flow for the nine month period ended September 30, 1998 and the related unaudited consolidated statements of operations and cash flows for each of the three months ended December 31, 1998 and 1997.

         (b) Pro Forma Financial Information. Pro forma financial information for SoftNet is currently being prepared and will be filed as an amendment to this Form 8-K as soon as practicable.

         (c) Exhibits. The following documents are filed as exhibits to this report:

                  1. Exhibit 2.1 - Agreement and Plan of Reorganization, dated as of November 22, 1998, by and among SoftNet, Acquisition Sub and Intellicom (all exhibits and schedules are immaterial and have been excluded; such exhibits and schedules will be furnished supplementally upon request by the Securities and Exchange Commission).

                  2. Exhibit 2.2 - First Amendment and Waiver of Agreement and Plan of Reorganization, dated as of December 23, 1998, by and among SoftNet, Acquisition Sub, Intellicom and the Principal Stockholders.

                  3. Exhibit 2.3 - Second Amendment and Waiver of Agreement and Plan of Reorganization, dated as of February 5, 1999, by and among SoftNet, Acquisition Sub, Intellicom and the Principal Stockholders.

                  4. Exhibit 2.4 - Asset Purchase Agreement, dated as of February 4, 1999, by and between the Meachim & Raines Partnership and Intellicom.

                  5. Exhibit 2.5 - Management Agreement, dated as of February 4, 1999, by and between the Meachim & Raines Partnership and Intellicom.

                  6. Exhibit 2.6 - Service and Use Agreement, dated as of February 4, 1999, by and between the Meachim & Raines Partnership and Intellicom.

                  7.  Exhibit  99.1 - Press  Release,  dated  November 24, 1998,
         issued  by  SoftNet,  announcing  the   execution  of  the  Acquisition
         Agreement.

                  8. Exhibit 99.2 - Press Release, dated February 11, 1999, issued by SoftNet, announcing the completion of the Merger.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 SoftNet Systems, Inc.
                                                 (Registrant)

Date:  February 24, 1999                      By: /s/ Douglas S. Sinclair
                                                 --------------------------
                                                 Douglas S. Sinclair
                                                 Chief Financial Officer

                              SoftNet Systems, Inc.
                                  Exhibit Index
                                   to Form 8-K


                  Exhibit  No.   Description


                  2.1 Agreement and Plan of Reorganization, dated as of November 22, 1998, by and among SoftNet, Acquisition Sub and Intellicom

                  2.2 First Amendment and Waiver of Agreement and Plan of Reorganization, dated as of December 23, 1998, by and among SoftNet, Acquisition Sub, Intellicom and the Principal Stockholders

                  2.3 Second Amendment and Waiver of Agreement and Plan of Reorganization, dated as of February 5, 1999, by and among SoftNet, Acquisition Sub, Intellicom and the Principal Stockholders

                  2.4 Asset Purchase Agreement, dated as of February 4, 1999, by and between the Meachim & Raines Partnership and Intellicom.

                  2.5 Management Agreement, dated as of February 4, 1999, by and between the Meachim & Raines Partnership and Intellicom.

                  2.6 Service and Use Agreement, dated as of February 4, 1999, by and between the Meachim & Raines Partnership and Intellicom.

                  99.1 Press Release, dated November 24, 1998, issued by Cable Datacom News, announcing the execution of the Acquisition Agreement

                  99.2 Press Release, dated February 11, 1999, issued by SoftNet, announcing the completion of the Merger.